Exhibit 99.1


China Biopharmaceuticals Holdings                                 Press Release
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FOR IMMEDIATE RELEASE:                        CONTACT:
                                              Chris Peng Mao, CEO
                                              86-25-83205758
                                              cmao@cbioinc.com

                                              Mahmoud Siddig
                                              212-889-4350
                                              mahmoud.siddig@taylor-rafferty.com

     China Biopharmaceuticals to Acquire Leading China Pharmaceutical Group Shenyang Enshi Pharmaceutical Transaction Will Enhance CBH's Operational
                              and Financial Profile

Nanjing, China, May 17, 2006 - China Biopharmaceuticals Holdings, Inc. ("CBH")(OTCBB: CHBP), a leading Chinese pharmaceutical company focused on the development, manufacturing and distribution of innovative drugs in China, today announced the signing of a conditional agreement to purchase all of the shares in RACP Pharmaceutical Holdings Ltd. ("RACP"), and its wholly owned subsidiaries, including Shenyang Enshi Pharmaceutical Co., Ltd. ("Enshi"), from RimAsia Capital Partners L.P. ("RimAsia").

Commenting on the agreement, Chris Peng Mao, CBH CEO, stated, "I am very happy to announce the signing of this agreement, which will give CBH 100% ownership interest in Shenyang Enshi Pharmaceutical, a leading manufacturer and distributor of pharmaceutical products in China. The integration of Enshi, with reported 2005 revenues of approximately $11 million and net income of $5.1 million, into the CBH Group will not only further bolster our already robust production and distribution capabilities, but will enhance our operational and financial profile.

"This transaction reflects our commitment to maximizing shareholder value through a focused strategy of scientific and operational leadership, opportunistic participation in market consolidation, and continued expansion of product and service offerings. Seizing this step-change opportunity marks significant progress towards building CBH into the leading fully-integrated pharmaceutical group in China."



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Additional Details of the Agreement:
The aggregate amount of acquisition related consideration and other payouts is approximately $16 million, including $11,500,000 in assumed liabilities of RACP, $550,000 cash payment and the assumption of RACP's existing obligations to issue 12,000,000 warrant shares which will upon assumption result in an obligation of CBH to issue 12,000,000 common shares of CBH to the holders of the RACP Warrants upon the future exercise of the RACP Warrants at the exercise price of $1.375.

About Shenyang Enshi Pharmaceutical Co. Ltd.
Shenyang Enshi Pharmaceutical Co. Ltd., based in Shenyang, China, is engaged in the manufacturing and distribution of pharmaceutical products. As of December
31, 2005, according to unaudited estimates, the revenue of Enshi was approximately $11 million, net income of approximately $5.1 million, with total assets of approximately $15 million and net assets of approximately $10.3 million.

About China Biopharmaceuticals Holdings
China Biopharmaceutical Holdings, Inc (CBH) is a research driven pharmaceutical company dedicated to the discovery, development, manufacturing and marketing of small and large molecule pharmaceutical products, including medicines, vaccines, and active pharmaceutical ingredients for various categories of diseases. CBH is a US public company with operating subsidiaries and senior management based in China. For the year ended December 31, 2005, CBH reported in its 10-KSB filed with the US Securities and Exchange Commission revenues of $31 million, operating income of $2.7 million and net income of $960,685.

For further information, please visit our website at www.cbioinc.com.

Safe Harbor Statement
The statements contained herein that are not historical facts are "forward looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


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